Exhibit 10.1

DEED OF IRREVOCABLE UNDERTAKING

To:	Chiquita Brands International, Inc.
550 South Caldwell Street
Charlotte, North Carolina 28202
U.S.A.
(“ Chiquita ”)

Twombly One Limited
Riverside One
Sir John Rogerson’s Quay
Dublin 2
Ireland
(“ ChiquitaFyffes ”)

9 March 2014

Dear Sirs

COMBINATION OF CHIQUITA BRANDS INTERNATIONAL INC. AND FYFFES PLC

We refer to the proposed combination of Chiquita and Fyffes plc (the “ Company ”). Under the proposed combination, ChiquitaFyffes will acquire the entire issued and to be issued share capital of the Company (the “ Transaction ”) substantially on the terms and subject to the conditions set out in the draft press announcement attached to this Deed (the “ Announcement ”) and on such additional terms and subject to such additional conditions as may be required to comply with the requirements of the Companies Acts 1963 to 2013, the Irish Takeover Panel Act 1997 (as amended), the Irish Takeover Panel Act 1997, Takeover Rules, 2013 (the “ Rules ”), or the requirements of any other applicable law or regulation or any court or governmental or regulatory authority.

We understand that the Transaction is proposed to be implemented by way of a scheme of arrangement under section 201 of the Companies Act 1963 (the “ Scheme ”, which term includes any extended, increased or revised Scheme) and that it is proposed that the terms of the Scheme would be contained in a document prepared and issued by Chiquita, ChiquitaFyffes and the Company and addressed, inter alia , to the shareholders of the Company that would comprise both a joint proxy statement/prospectus of ChiquitaFyffes and a scheme circular for the purpose of the Rules (the “ Scheme Document ”).

1.	We each hereby severally represent, warrant and undertake to Chiquita and ChiquitaFyffes (save in respect of paragraphs (c), (d) and (e) which shall be given as undertakings only) that:

(a)	we are the registered holder and beneficial owners of and are able to control the exercise of all rights attaching to, including the ability to vote or to procure the transfer of, those Ordinary Shares in the capital of the Company that are set out under our name (the “ Shares ”) (which expression shall include any other shares in the Company issued after the date hereof and attributable to or derived from such Shares and shall include Shares deriving from the rights set out in column 4 of the Schedule) as set out in the Schedule to this undertaking;

(b)	we have the requisite corporate power and authority to enter into, execute and deliver this undertaking and to perform our obligations hereunder;

(c)	subject to Clause 3 below, we shall, or where applicable, shall procure that the registered holder of the Shares shall:

(i)	in person or by proxy, cast all votes (whether on a show of hands or on a poll) in relation to the Shares at the Court Meeting and the EGM in favour of the resolutions to sanction the Scheme together with any other resolutions which may be set out in the Scheme Document (the “ Resolutions ”) and against any resolution or proposal to adjourn the Court Meeting or the EGM (unless otherwise directed by Chiquita); and

(ii)	after the posting of the Scheme Document (and without prejudice to the right to attend and vote in person at the Court Meeting and the EGM), submit electronically or sign and return the forms of proxy to be enclosed with the Scheme Document in relation to the Shares (duly completed in favour of the Resolutions) in accordance with the instructions printed on those forms of proxy, as soon as possible and in any event no later than 10 days before the date of the Court Meeting and the EGM;

(d)	subject to Clause 3 below, we shall not prior to the Transaction becoming effective and we shall procure that the registered holder of the Shares shall not:

(i)	sell, transfer, charge, pledge, or grant any option or encumbrance over or otherwise dispose of, or permit the sale, transfer, charge, pledge or grant of any option or encumbrance over the disposal of, any of the Shares or any interest in any of the Shares except in connection with the Transaction (except, in the case of a transfer of the Shares or an interest in the Shares, unless and until the transferee of such Shares or interest in the Shares has duly completed and executed an undertaking in favour of Chiquita and ChiquitaFyffes in respect of such Shares or interest in the Shares on terms identical mutatis mutandis to the terms of this undertaking); or

(ii)	accept or permit to be accepted, or vote in favour of any resolution relating to, any acquisition or other transaction which is proposed by any person other than Chiquita or ChiquitaFyffes or which would otherwise hinder or impede the implementation of the Scheme (a “ Competing Proposal ”) in respect of any of the Shares (whether it is conditional or unconditional and irrespective of the means by which it is to be implemented); and

(e)	subject to Clause 3 below, we shall (and we shall procure that the registered holder of the Shares shall) refrain from voting in favour of any resolution relating to any Competing Proposal at any meeting of the shareholders of the Company.

2.	We acknowledge that Chiquita and/or ChiquitaFyffes shall have (in accordance with the terms of the Transaction Agreement (as defined in the Announcement)) the right and may elect at any time (with the consent of the Panel and whether or not the Scheme Document has then been despatched) to implement the Transaction by way of a takeover offer (the “ Offer ”), as opposed to by way of a Scheme, provided that:

(a)	Chiquita has made that election in accordance with the terms of the Transaction Agreement; and

(b)	such takeover offer is made on terms at least as favourable as the terms of the Scheme.

If such an Offer is made by Chiquita and/or ChiquitaFyffes, and provided such Offer is recommended by the directors of the Company, we undertake and warrant that any undertakings, agreements, warranties, appointments, consents and waivers in this undertaking shall apply mutatis mutandis to such Offer and, in particular, we undertake to accept, or procure the acceptance of, such Offer in respect of the Shares within 14 days after the posting of the formal document containing the offer (the “ Offer Document ”) and so that, notwithstanding that the terms of the Offer Document will confer rights of withdrawal on accepting shareholders, we shall not withdraw (or procure the withdrawal of) any acceptance of the Offer in respect of the Shares or any of them.

In this context, references in this Deed to:

(a)	the Scheme becoming effective shall be read as references to the Offer becoming or being declared unconditional in all respects;

(b)	the Scheme lapsing or being withdrawn shall be read as references to the closing or lapsing of the Offer; and

(c)	to the Scheme Document shall be read as references to the Offer Document.

3.	The following additional provisions apply to this undertaking:

(a)	Subject to paragraph 3(b) below, the undertakings given by us in this undertaking are irrevocable.

(b)	All obligations under this undertaking will lapse if:

(i)	the Transaction is not announced on or before 10 March 2014 (or such later date as the Company and Chiquita may agree in writing);

(ii)	the Scheme lapses or is withdrawn or Chiquita and/or ChiquitaFyffes makes an announcement to that effect (other than, in either case, if the Scheme lapses or is to lapse by application of the Rules on a Phase II Referral prior to the date of the Court Meeting);

(iii)	there is a Fyffes Change of Recommendation; or

(iv)	the Transaction Agreement is terminated in accordance with its terms.

(c)	We acknowledge that nothing in this undertaking obliges Chiquita or ChiquitaFyffes to proceed with the Transaction if it is not required to do so under the Rules.

(d)	We irrevocably consent to the issue of the Announcement and the Scheme Document, and any shareholder circular issued by Chiquita, ChiquitaFyffes and/or the Company in connection with the Transaction, incorporating references to the provisions of this undertaking as they apply to us. We understand that, this undertaking will be made available for inspection (as required by the Rules) and that particulars of it will be contained in the Announcement and the Scheme Document. We shall promptly give you all information and any assistance as you may reasonably require for the preparation of the Scheme Document and any other announcement to be made, or document to be issued, by or on behalf of Chiquita, ChiquitaFyffes or the Company in connection with the Transaction in order to comply with the requirements of the Rules, the Panel, the Irish High Court or any other legal or regulatory requirement or body.

(e)	Time will be of the essence in this undertaking, both as regards the dates and periods mentioned and as regards any dates and periods which may be substituted for them.

(f)	In this undertaking:

(i)	the expression “ Transaction ” extends to any extension, variation or revision to the terms of the Transaction on terms at least as favourable as the terms of the Transaction described in the Announcement; and

(ii)	the expression “ Phase II Referral ” means an initiation by the European Commission of proceedings in respect of the Transaction under Article 6(1)(c) of the EC Merger Regulation or a referral by the European Commission of the Transaction to a competent authority of an EU Member State under Article 9(c) of the EC Merger Regulation.

(g)	We agree that damages would or may not be an adequate remedy for breach of this undertaking and that Chiquita and/or ChiquitaFyffes shall have the right to remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of any such provision by us.

(h)	This undertaking and all non-contractual matters arising out of or in connection with it shall be governed by Irish law and we submit to the jurisdiction of the Irish courts for all purposes in relation to this undertaking.

(i)	Except where the context requires otherwise, the definitions used in this undertaking shall have the meanings given to them in the Transaction Agreement.

IN WITNESS whereof this Deed has been duly executed and delivered as a deed poll on the date shown at the beginning of this document.

PRESENT when the Common Seal of
ARMATEUR LIMITED
was affixed hereto
and this DEED has been DELIVERED :

/s/ Patrick McCann
Director

Seal	/s/ Christopher McCann
Director/Secretary

PRESENT when the Common Seal of
CHEKGATE LIMITED
was affixed hereto
and this DEED has been DELIVERED :

/s/ Christopher McCann
Director

Seal	/s/ Patrick McCann
Director/Secretary

PRESENT when the Common Seal of
FIRSTMORE LIMITED
was affixed hereto
and this DEED has been DELIVERED :

/s/ Carl McCann
Director

Seal	/s/ Patrick McCann
Director/Secretary

PRESENT when the Common Seal of
JAWLEY LIMITED
was affixed hereto
and this DEED has been DELIVERED :

/s/ Patrick McCann
Director

Seal	/s/ Christopher McCann
Director/Secretary

PRESENT when the Common Seal of
STAINCROSS LIMITED
was affixed hereto
and this DEED has been DELIVERED :

/s/ Patrick McCann
Director

Seal	/s/ Catherine Ghose
Director/Secretary

PRESENT when the Common Seal of
ARNSBERG INVESTMENT COMPANY
was affixed hereto
and this DEED has been DELIVERED :

/s/ Carl McCann
Director

Seal	/s/ Patrick McCann
Director/Secretary

PRESENT when the Common Seal of
BALKAN INVESTMENT COMPANY
was affixed hereto
and this DEED has been DELIVERED :

/s/ Mary McCann
Director

Seal	/s/ Carl McCann
Director/Secretary

SCHEDULE

ARMATEUR LIMITED

Number of Shares	Registered owner	Beneficial owner	Number of Shares subject to options, warrants or other rights to subscribe, acquire or convert

2,025,505	Armateur Limited	Armateur Limited	Nil

CHEKGATE LIMITED

Number of Shares	Registered owner	Beneficial owner	Number of Shares subject to options, warrants or other rights to subscribe, acquire or convert

500,000	Chekgate Limited	Chekgate Limited	Nil

FIRSTMORE LIMITED

Number of Shares	Registered owner	Beneficial owner	Number of Shares subject to options, warrants or other rights to subscribe, acquire or convert

759,564	Firstmore Limited	Firstmore Limited	Nil

JAWLEY LIMITED

Number of Shares	Registered owner	Beneficial owner	Number of Shares subject to options, warrants or other rights to subscribe, acquire or convert

2,025,505	Jawley Limited	Jawley Limited	Nil

STAINCROSS LIMITED

Number of Shares	Registered owner	Beneficial owner	Number of Shares subject to options, warrants or other rights to subscribe, acquire or convert

6,125,457	Staincross Limited	Staincross Limited	Nil

ARNSBERG INVESTMENT COMPANY

Number of Shares	Registered owner	Beneficial owner	Number of Shares subject to options, warrants or other rights to subscribe, acquire or convert

21,944,501	Arnsberg Investment Company	Arnsberg Investment Company	Nil

BALKAN INVESTMENT COMPANY

Number of Shares	Registered owner	Beneficial owner	Number of Shares subject to options, warrants or other rights to subscribe, acquire or convert

3,857,802	Balkan Investment Company	Balkan Investment Company	Nil